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                                                                    EXHIBIT 28.E

                   CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                      First USA Bank, National Association

                          FIRST CHICAGO MASTER TRUST II
                                  Series 1996-S
                                 March 12, 2002

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1996-S Supplement dated as of November 1, 1996 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the March 15, 2002 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

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
A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1. The total amount of the distribution to Class A Certificateholders on the Payment Date
        per $1,000 interest.                                                                                 $           1.534

     2. The amount of the distribution set forth in paragraph 1 above in respect of principal on
        the Class A Certificates, per $1,000 interest                                                        $           0.000

     3. The amount of the distribution set forth in paragraph 1 above in respect of interest on
        the Class A Certificates, per $1,000 interest                                                        $           1.534

B. Information Regarding the Performance of the Trust

     1. Collections of Receivables
     -----------------------------

     a. The aggregate amount of Collections of Receivables processed for the Due
        Period with respect to the current Distribution Date which were allocated in
        respect of the Investor Certificates of all Series                                                   $1,378,374,873.83

     b. The aggregate amount of Collections of Receivables processed for the Due
        Period with respect to the current Distribution Date which were allocated in
        respect of the Series 1996-S Certificates                                                            $  233,286,931.59

     c. The aggregate amount of Collections of Receivables processed for the Due
        Period with respect to the current Distribution Date which were allocated in
        respect of the Class A Certificates                                                                  $  204,126,065.14

     d. The amount of Collections of Receivables processed for the Due
        Period with respect to the current Distribution Date which were allocated in
        respect of the Class A Certificates, per $1,000 interest                                             $         291.609

     e. The amount of Excess Spread for the Due Period with respect to the current
        Distribution Date                                                                                    $    7,892,629.57

     f. The amount of Reallocated Principal Collections for the Due Period with respect
        to the current Distribution Date allocated in respect of the Class A Certificates                    $            0.00

     g. The amount of Excess Finance Charge Collections allocated in respect of the
        Series 1996-S Certificates, if any                                                                   $            0.00
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                                                                   Series 1996-S

     h. The amount of Excess Principal Collections allocated in respect of the Series 1996-S
        Certificates, if any                                                                                 $             0.00

     2. Receivables in Trust
     -----------------------

     a. Aggregate Principal Receivables for the Due Period with respect to the current
        Distribution Date (which reflects the Principal Receivables represented by the
        Exchangeable Seller's Certificate and by the Investor Certificates of all Series)                    $13,315,354,451.22

     b. The amount of Principal Receivables in the Trust represented by the Series 1996-S
        Certificates (the "Invested Amount") for the Due Period with respect to the
        current Distribution Date                                                                            $   800,000,000.00

     c. The amount of Principal Receivables in the Trust represented by the Class A
        Certificates (the "Class A Invested Amount") for the Due Period with respect to the
        current Distribution Date                                                                            $   700,000,000.00

     d. The Invested Percentage with respect to Finance Charge Receivables (including
        Interchange) and Defaulted Receivables for the Series 1996-S Certificates for
        the Due Period with respect to the current Distribution Date                                                      6.008%

     e. The Invested Percentage with respect to Principal Receivables for the Series 1996-S
        Certificates for the Due Period with respect to the current Distribution Date                                     6.008%

     f. The Class A Floating Percentage for the Due Period with respect to the current
        Distribution Date                                                                                                87.500%

     g. The Class A Principal Percentage for the Due Period with respect to the current
        Distribution Date                                                                                                87.500%

     h. The Collateral Floating Percentage for the Due Period with respect to the current
        Distribution Date                                                                                                12.500%

     i. The Collateral Principal Percentage for the Due Period with respect to the current
        Distribution Date                                                                                                12.500%

     3. Delinquent Balances
     ----------------------

        The aggregate amount of outstanding balances in the Accounts which were 30
        or more days delinquent as of the end of the Due Period for the current Distribution Date            $   570,436,919.52

     4. Investor Default Amount
     --------------------------

     a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the
        Due Period with respect to the current Distribution Date allocable to the Series 1996-S
        Certificates (the "Investor Default Amount")

        1. Investor Default Amount                                                                           $     4,377,530.01
        2. Recoveries                                                                                        $       254,339.14
        3. Net Default Receivables                                                                           $     4,123,190.87
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                                                                  Series 1996-S

     b. The Class A Investor Default Amount

        1. Investor Default Amount                                                                           $     3,830,338.76
        2. Recoveries                                                                                        $       222,546.75
        3. Net Default Receivables                                                                           $     3,607,792.01

     c. The Collateral Investor Default Amount

        1. Investor Default Amount                                                                           $       547,191.25
        2. Recoveries                                                                                        $        31,792.39
        3. Net Default Receivables                                                                           $       515,398.86

     5. Investor Charge-offs.
     -----------------------

     a. The amount of the Class A Investor Charge-Offs per $1,000 interest after reimbursement of any such Class A Investor Charge-Offs for the Due Period with
        respect to the current Distribution Date                                                             $             0.00

     b. The amount attributable to Class A Investor Charge-Offs, if any, by which the principal balance of the Class A Certificates exceeds the Class A Invested
        Amount as of the end of the day on the Record Date with respect to the current
        Distribution Date                                                                                    $             0.00

     c. The amount of the Collateral Charge-Offs,if any, for the Due Period with respect
        to the current Distribution Date                                                                     $             0.00

     6. Monthly Servicing Fee
     ------------------------

     a. The amount of the Monthly Servicing Fee payable from available funds by the Trust to
        the Servicer with respect to the current Distribution Date                                           $       166,666.67

     b. The amount of the Interchange Monthly Servicing Fee payable to the Servicer
        with respect to the current Distribution Date                                                        $       833,333.33

     7. Available Cash Collateral Amount
     -----------------------------------

     a  The amount, if any, withdrawn from the Cash Collateral Account for the current
        Distribution Date (the "Withdrawal Amount")                                                          $             0.00

     b. The amount available to be withdrawn from the Cash Collateral Account as of the end of the day on the current Distribution Date, after giving effect to all withdrawals, deposits and payments to be made
        on such Distribution Date (the "Available Cash Collateral Amount" for the next Distribution Date)    $     8,000,000.00

     c. The amount as computed in 7.b as a percentage of the Class A Invested Amount
        after giving effect to all reductions thereof  on the current Distribution Date                                   1.143%

     8. Collateral Invested Amount
     -----------------------------

     a. The Collateral Invested Amount for the current  Distribution Date                                    $   100,000,000.00

     b. The Collateral Invested Amount after giving effect to all withdrawals, deposits,
        and payments on the current Distribution Date                                                        $   100,000,000.00
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                                                                   Series 1996-S

     9. Total Enhancement
     --------------------

     a. The total Enhancement for the current Distribution Date                                    $   108,000,000.00

     b. The total Enhancement after giving effect to all withdrawals, deposits
        and payments on the current Distribution Date                                              $   108,000,000.00

C. The Pool Factor
------------------

        The Pool Factor (which represents the ratio of the Class A Invested Amount on the last day of the month ending on the Record Date adjusted for
        Class A Investor Charge-Offs set forth in B.5.a above and for the distributions of principal set forth in A.2 above to the Class A Initial Invested Amount).
        The amount of a Class A Certificateholder's pro rata share of the
        Class A Invested Amount can be determined by multiplying the original
        denomination of the holder's Class A Certificate by the Pool Factor                               100.00000000%

D. Deficit Controlled Amortization Amount
-----------------------------------------

     1. The Deficit Controlled Amortization Amount for the preceding Due Period                    $             0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page


                                        First USA Bank, National Association
                                          as Servicer


                                        By:     /s/ Tracie Klein
                                                ----------------
                                                TRACIE KLEIN
                                        Title:  FIRST VICE PRESIDENT